Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q1 2008 RESULTS

Revenues of $35.3 million

Cash Flow from Operations of $7.9 million

EBITDA of $1.5 million

RESTON, VA – (May 8, 2008) — QuadraMed Corporation (Amex:QD) announced today that it will report net income of $0.3 million before preferred stock accretion and dividends declared for the three months ended March 31, 2008, compared to a net income of $2.6 million for the same period in 2007. Included in the current period results is approximately $0.6 million of severance costs related to the change in the Company’s product development strategy announced in February 2008.

Revenues of $35.3 million, gross margin of 56% and operating expenses of $19.4 million combined to produce the achieved operating results for the quarter. These are compared to revenues of $29.2 million, gross margin of 62% and operating expenses of $16.1 million for the same period in 2007. The increases in revenues and expenses are primarily attributable to the September 2007 acquisition of the CPR business assets from Misys plc.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $1.5 million for the three months ended March 31, 2008, compared to EBITDA of $3.7 million for the same period in 2007. EBITDA adjusted for non-cash compensation of $0.8 million and $0.4 million respectively, and severance costs of $0.6 million and zero respectively, was $2.9 million for the three months ended March 31, 2008 and $4.1 million for the three months ended March 31, 2007.

Cash and investments increased by $4.6 million during the three months ended March 31, 2008, to $22.1 million from $17.5 million at December 31, 2007. Cash flow from operations was $7.9 million for three months ended March 31, 2008, compared to $8.9 million for the corresponding three months in 2007. Cash flow in both periods was significantly influenced by the collection of annual maintenance billings which are billed early in the first quarter.

The Company will also report net loss attributable to common shareholders of $(1.1) million, or $(0.02) per basic and diluted share for the three months ended March 31, 2008; this is compared to a net income attributable to common shareholders of $1.3 million, or $0.03 per basic and diluted share for the same period in 2007.

“Achieving a 20% revenue growth in our Q1 year-over-year results was an important step toward hitting our 2008 revenue target. This success, the QCPR win at Sibley Hospital and the successful QCPR conversion and live operation of InterSystem’s Cache are all important execution steps for our business. These accomplishments demonstrate progress toward the operational improvements and market success outlined in our strategic plan.” said Keith Hagen, QuadraMed president and chief executive officer.

The Company also reported that on February 13, 2008 Washington, D.C.-based Sibley Memorial Hospital selected QuadraMed’s Computerized Patient Record (QCPR) as part of its initiative to build a longitudinal electronic health record (EHR) to further drive its patient safety and care delivery. Sibley concluded that the selection of QuadraMed’s enterprise-wide computer-based patient record system would leverage its previous investment in QuadraMed’s solutions while also contributing to its goal of vendor consolidation to integrate and streamline data flow within the enterprise. Additionally, QCPR met the hospital’s functionality requirements including computerized physician order entry, clinical decision support tools and electronic medication administration. Sibley, which is upgrading from QuadraMed’s Affinity to QCPR, plans to integrate that solution with QuadraMed’s Patient Registration, Revenue Cycle Management and Electronic Document Management applications.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Thursday, May 8, 2008. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation.

The dial-in number for the conference call is 877-718-5099 domestic and 719-325-4746 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. Webcast replays will be available shortly after the live call is completed. The replay will be available until midnight, May 15, 2008. Replay telephone numbers are 719-457-0820 or 888-203-1112; replay passcode is 1535400.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30, 2006

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP Measurements included in this press release and Exhibit 4 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP reconciliations represent specific events or items as follows (please see Exhibit 4 to this press release):

•	Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the company’s products and services is a staff of 650 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$15,796	$7,119
Short-term investments	2,910	9,169
Accounts receivable, net of allowance for doubtful accounts of $1,495 and $1,449, respectively	28,887	26,088
Unbilled receivables	9,051	5,183
Deferred contract expenses	6,311	6,060
Prepaid expenses and other current assets, net of allowance on other receivable of $1,229 and $1,229, respectively	9,497	5,367
Deferred tax asset, net of valuation allowance	7,376	7,376

Total current assets	79,828	66,362

Restricted cash	1,947	2,389
Long-term investments	3,372	1,197
Property and equipment, net of accumulated depreciation and amortization of $23,209, and $22,855, respectively	3,401	3,778
Goodwill	33,878	33,942
Other amortizable intangible assets, net of accumulated amortization of $31,737 and $31,119, respectively	11,150	11,768
Other long-term assets	3,177	3,182
Deferred tax asset, net of valuation allowance	49,724	49,758

Total assets	$186,477	$172,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,863	$4,910
Accrued payroll and related benefits	4,870	9,602
Accrued exit cost of facility closing	896	1,178
Other accrued liabilities	4,926	7,537
Dividends payable	1,375	1,375
Deferred revenue	60,874	36,111

Total current liabilities	77,804	60,713

Accrued exit cost of facility closing	671	888
Other long-term liabilities	2,608	2,722

Total liabilities	81,083	64,323

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 150,000 shares authorized; 45,985 and 45,891 shares issued and 44,120 and 45,284 outstanding, respectively	460	459
Shares held in treasury, 1,408 and 607, respectively	(2,802)	(292)
Additional paid-in-capital	311,575	310,557
Accumulated other comprehensive loss	(182)	(80)
Accumulated deficit	(299,801)	(298,735)

Total stockholders’ equity	105,394	108,053

Total liabilities and stockholders’ equity	$186,477	$172,376

Exhibit 1 to Press Release dated May 8, 2008

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, March 31,
	2008	2007
Revenue
Services	$5,567	$3,528
Maintenance	16,856	13,924
Installation and other	3,329	2,558

Services and other revenue	25,752	20,010

Term licenses	7,767	6,397
Perpetual licenses	1,631	2,278

Licenses	9,398	8,675
Hardware	141	521

Total revenue	35,291	29,206

Cost of revenue
Cost of services and other revenue	11,334	7,027

Royalties and other	3,817	2,979
Amortization of acquired technology and capitalized software	259	471

Cost of license revenue	4,076	3,450

Cost of hardware revenue	136	492

Total cost of revenue	15,546	10,969

Gross margin	19,745	18,237

Operating expense
General and administration	5,114	3,873
Software development	8,493	7,412
Sales and marketing	4,960	3,896
Amortization of intangible assets and depreciation	827	923

Total operating expenses	19,394	16,104

Income from operations	351	2,133

Other income (expense)
Interest expense, includes non-cash charges of $18 and $50	(31)	(50)
Interest income	166	573
Other income, net	1	77

Other income, net	136	600

Income from operations before income taxes	$487	$2,733
Provision for income taxes	(178)	(109)

Net income	$309	$2,624
Preferred stock accretion and dividends declared	(1,375)	(1,308)

Net (loss) income attributable to common shareholders	$(1,066)	$1,316

(Loss) income per share
Basic	$(0.02)	$0.03
Diluted	$(0.02)	$0.03

Weighted average shares outstanding
Basic	44,680	43,540

Diluted	46,371	47,097

Exhibit 2 to Press Release dated May 8, 2008

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities
Net income attributable to common shareholders	$(1,066)	$1,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,086	1,394
Deferred compensation amortization	94	96
Stock-based compensation	799	383
Preferred Stock accretion and dividend premium	1,375	1,308
Dividend discount amortization	—	33
Provision for bad debts	130	156
Gain on sale of investments	—	(11)
Interest income on investments	(20)	(25)
Interest expense on note payable	18	18
Deferred income taxes	1	—

Changes in assets and liabilities:
Accounts receivable	(6,797)	351
Prepaid expenses and other	(4,376)	(292)
Accounts payable and accrued liabilities	(8,128)	(4,668)
Deferred revenue	24,763	8,824

Cash provided by operating activities	7,879	8,883

Cash flows from investing activities
Decrease in restricted cash	442	54
Purchases of available-for-sale securities	(821)	(17,359)
Proceeds from the sale of available-for-sale securities	4,964	5,021
Payment of acquisition costs	64	—
Purchases of property and equipment	(91)	(227)

Cash provided by (used in) investing activities	4,558	(12,511)

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,503)
Proceeds from issuance of common stock and other	125	1,034
Repurchase of common stock	(2,510)	—

Cash used in financing activities	(3,760)	(469)

Net increase (decrease) in cash and cash equivalents	8,677	(4,097)

Cash and cash equivalents, beginning of period	7,119	32,596

Cash and cash equivalents, end of period	$15,796	$28,499

Exhibit 3 to Press Release dated May 8, 2008

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands, except percentages)

(unaudited)

	For the Three Months Ended
	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$309	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979	$3,847

Adjustments to Net Income for EBITDA
Interest Expense	31	20	24	33	50	68	85	103
Interest Income	(166)	(364)	(699)	(644)	(573)	(480)	(501)	(399)
(Provision) benefit for Income Taxes	178	(52,821)	142	162	109	80	101	63
Depreciation and Amortization	1,180	1,323	802	1,326	1,490	1,757	1,878	2,133

Subtotal Non-GAAP Adjustments for EBITDA	1,223	(51,842)	269	877	1,076	1,425	1,563	1,900

EBITDA	$1,532	$4,832	$1,771	$3,077	$3,700	$5,387	$7,542	$5,747

Non-cash Compensation	799	928	807	356	383	182	229	196
Cash Severance	561	—	—	—	—	—	—	142

Adjusted Non-GAAP EBITDA	2,892	5,760	2,578	3,433	4,083	5,569	7,771	6,085

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$309	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979	$3,847

Non-GAAP adjustments to Net income
Non-cash Compensation	799	928	807	356	383	182	229	196
Cash Severance	561	—	—	—	—	—	—	142
Strategic Initiatives	—	57	—	412	—	—	—	—
Tax benefit, Net	—	(52,898)	—	—	—	—	—	—
Employment Matters	—	(374)	1,544	—	—	—	—	—

Subtotal Non-GAAP adjustments	1,360	(52,287)	2,351	768	383	182	229	338

Non-GAAP net income	$1,669	$4,387	$3,853	$2,968	$3,007	$4,144	$6,208	$4,185

Other Information

Revenue	$35,291	$40,874	$32,908	$34,362	$29,206	$31,213	$33,032	$32,028
Costs of Revenue	$15,546	$16,167	$14,105	$15,991	$10,969	$11,401	$10,436	$11,133

Gross Margin	$19,745	$24,707	$18,803	$18,371	$18,237	$19,812	$22,596	$20,895

Gross Margin %	56%	60%	57%	53%	62%	63%	68%	65%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP Measurements included in this press release and on this Exhibit 4 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•	Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 4 to Press Release dated May 8, 2008